                                                                    EXHIBIT 12.1

                          AVALONBAY COMMUNITIES, INC.
  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                              Year            Year            Year            Year
                                             Ended           Ended           Ended           Ended         March 17-     January 1-
                                          December 31,    December 31,    December 31,    December 31,    December 31     March 16,
                                              1998            1997            1996            1995            1994          1994
                                           ---------        ---------       ---------       ---------       ---------     ---------
Net Operating Income                       $  94,434        $  38,941       $  19,626       $  11,460       $   7,486     $    (716)

(Less) Nonrecurring item:
      Gain on sale                         $  (3,970)       $    -          $    -          $  (2,412)           -        $    -

(Plus) Extraordinary item:
      Unamortized loan fee write-off       $    -           $    -          $     511       $    -          $    -        $    -

(Plus) Fixed charges:
      Interest expense                     $  54,003        $  14,113       $  14,276       $  11,472       $   4,782     $   2,358
      Interest capitalized                    16,977            6,985           2,567           3,641           2,096          -
      Debt cost amortization                     670              505             667           1,278             241            80
      Preferred dividend                      25,874            7,480           4,264             917            -             -
                                           ---------        ---------       ---------       ---------       ---------     ---------
           Total fixed charges (1)         $  97,524        $  29,083       $  21,774       $  17,308       $   7,119     $   2,438

(Less):
      Interest capitalized                 $  16,977        $   6,985       $   2,567       $   3,641       $   2,096     $    -
      Preferred dividend                      25,874            7,480           4,264             917            -             -

Adjusted earnings (2)                      $ 145,137        $  53,559       $  35,080       $  21,798       $  12,509     $   1,722
                                           ---------        ---------       ---------       ---------       ---------     ---------
Ratio (2 divided by 1)                          1.49             1.84            1.61            1.26            1.76          0.71
                                           =========        =========       =========       =========       =========     =========

                          AVALONBAY COMMUNITIES, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                              Year            Year            Year            Year
                                             Ended           Ended           Ended           Ended         March 17-     January 1-
                                          December 31,    December 31,    December 31,    December 31,    December 31     March 16,
                                              1998            1997            1996            1995            1994          1994
                                           ---------        ---------       ---------       ---------       ---------     ---------
Net Operating Income                       $  94,434        $  38,941       $  19,626       $  11,460       $   7,486     $    (716)

(Less) Nonrecurring item:
      Gain on sale                         $  (3,970)       $    -          $    -          $  (2,412)      $    -        $    -

(Plus) Extraordinary item:
      Unamortized loan fee write-off       $    -           $    -          $     511       $    -          $    -        $    -

(Plus) Fixed charges:
      Interest expense                     $  54,003        $  14,113       $  14,276       $  11,472       $   4,782     $   2,358
      Interest capitalized                    16,977            6,985           2,567           3,641           2,096          -
      Debt cost amortization                     670              505             667           1,278             241            80
                                           ---------        ---------       ---------       ---------       ---------     ---------
           Total fixed charges (1)         $  71,650        $  21,603       $  17,510       $  16,391       $   7,119     $   2,438

(Less):
      Interest capitalized                 $  16,977        $   6,985       $   2,567       $   3,641       $   2,096     $    -

Adjusted earnings (2)                      $ 145,137        $  53,559       $  35,080       $  21,798       $  12,509     $   1,722
                                           ---------        ---------       ---------       ---------       ---------     ---------
Ratio (2 divided by 1)                          2.03             2.48            2.00            1.33            1.76          0.71
                                           =========        =========       =========       =========       =========     =========